Exhibit 10.81

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

AMENDMENT

TO OEM AGREEMENT BETWEEN UTSTARCOM, INC. AND INTERWAVE

COMMUNICATIONS INTERNATIONAL, LTD., DATED JULY 14, 2000

This Amendment is dated and entered into as of the 27th day of September 2002 by and between UTStarcom, Inc., a Delaware corporation with its place of business at 1275 Harbor Bay Parkway, Alameda, CA 94502, USA (hereinafter referred to as “UTStarcom”) and Interwave Communications International, Ltd., a Bermuda company having offices at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda (hereinafter referred to as “Interwave”) (collectively, the “Parties”).

WHEREAS, The Parties entered into a contractual relationship on July 14, 2000 (referred to herein as the “Original OEM Agreement”) for UTStarcom to purchase certain products and for resale as defined in the Original OEM Agreement;

WHEREAS, UTStarcom has expressed an interest in making an equity investment in Interwave in exchange for a) the development and production by Interwave of certain technology relating to [***] compatible with UTStarcom’s [***] specifications; and b) incorporation of said technology into [***], where UTStarcom would purchase said products from Interwave pursuant to the terms of the Original OEM Agreement and this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the Parties mutually agree as follows:

1.             [***] Purchase Agreement

In consideration of Interwave’s provision of technical design and product production services as described herein, UTStarcom shall purchase [***] pursuant to the terms of a [***] Purchase Agreement (attached hereto as Exhibit A).

2.             Technical Design Services

In return for UTStarcom’s equity investment in Interwave as described in Section 1 of this Amendment, Interwave shall provide technical design services with respect to [***] being made compatible with UTStarcom’s [***] specifications. These technical design services shall be provided pursuant to the specifications attached hereto as Exhibit B, and shall be completed pursuant to the delivery schedule attached hereto as Exhibit C.

3.             Product Production Services

In further consideration of [***] as described in Section 1 of this Amendment, Interwave shall produce, pursuant to the terms of this Amendment and the Original OEM Agreement, [***] described in Section 2 of this Amendment. Interwave shall provide these [***] to UTStarcom at [***]. Interwave acknowledges and agrees that [***].

4.             Software Escrow

Interwave acknowledges the importance to UTStarcom of having access to the technical designs created by Interwave pursuant to Section 2 of this Amendment in the event that interWAVE goes into liquidation or ceases business. Accordingly, Interwave agrees that it shall forthwith upon the completion of the technical designs intended by Section 2 place all software (including source code), firmware, documentation, and all other intellectual property necessary for the manufacture of the [***] into an escrow reasonably acceptable to UTStarcom, pursuant to terns and conditions expressed in the Software Escrow Agreement attached hereto as Exhibit D of this Amendment. All items placed into said escrow shall be used by UTStarcom only for the purpose of manufacturing the [***] that incorporates such technical designs and for no other purpose.

5.             Limited Effect of Amendment

Aside from the modification in this Amendment, the remaining terms and conditions of the Original OEM Agreement shall remain unaffected by this Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written. All copies of this Amendment, signed by both Parties, shall be deemed originals.

Interwave Communications		UTStarcom, Inc.

International, Ltd.

By:	/s/ PRISCILLA LU	By:	/s/ HONG LU

Name:	Priscilla Lu	Name:	Hong Lu
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	September __, 2002	Date:	September __, 2002

Execution Copy

UTSTARCOM, INC.

AND

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

STOCK PURCHASE AGREEMENT

SEPTEMBER 27, 2002

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the ___ day of September 2002, by and between UTStarcom, Inc. (“UTStarcom” or the “Investor”), a corporation organized under the laws of the State of Delaware, USA, with its principal place of business at 1275 Harbor Bay Parkway, Alameda, CA 94502 USA and interWAVE Communications International, Ltd. (the “Company”), a corporation organized under the laws of Bermuda, with its principal place of business at Clarendon House, 2 Church Street, P.O. Box HM 1022, Hamilton, Bermuda.

WHEREAS, the parties have agreed in principle upon the purchase of shares of Common Stock of the Company by the Investor.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Purchase and Sale of Common Stock.

1.1          Sale of the Common Shares.  At the Closing (as defined below) and subject to the terms and conditions of this Agreement, Company will issue and sell for [***] the number of shares of the Company’s Common Stock obtained by dividing the [***] into [***] (the “Common Stock”) to the Investor, and the Investor will buy the Common Stock from the Company, at the Closing, for the per share purchase price determined as set forth above (the “Purchase Price”). The parties agree that the Investor may assign the right and obligation to purchase the Common Stock for the Purchase Price, and all of its other rights and obligations under this Agreement, to an “Affiliate,” in which case the term “Investor” shall refer herein to such Affiliate.  “Affiliate” means, with respect to any specified person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.  In the event that Investor assigns this Agreement to an Affiliate, UTStarcom shall guarantee and remain liable for the performance of such Affiliate’s obligations hereunder.  as reported by the Nasdaq National Market (or, if such market is not the principal trading market for the Common Stock, as reported by such principal trading market).

1.2          Closing.  The closing of purchase and sale of the Shares to be sold and purchased hereunder (the “Closing”) shall occur on September 26, 2002 (the “Closing Date”) at 10:00 a.m. at the offices Wilson, Sonsini, Goodrich and Rosati, 650 Page Mill Road, Palo Alto, California 94304, USA.  The per share price is calculated to be [***] US dollars, and the number of shares to be sold is calculated to be [***] shares, as shown in the attached calculation in Exhibit A.

2.             Closing Date, Delivery.

2.1          Closing Date.  The Closing shall be held on September 26, 2002 or such other date as the Company and the Investor may agree upon (the “Closing Date”).

2.2          Delivery.  At the Closing, the Company will deliver to the Investor a stock certificate, registered in the Investor’s name, representing the Shares, against payment of the Purchase Price by certified or cashier’s check payable to the Company, or by wire transfer of immediately available same day funds per the Company’s wiring instructions.

2.3          Further Assurances.  The Company and the Investor hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

3.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that, except as set forth on the Schedule of Exceptions (the “Schedule of Exceptions,” attached hereto as Exhibit A1) furnished to the Investor on the date hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder and which shall be identified as exceptions to specific Sections of this Agreement:

3.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Bermuda.  The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to sell the Shares, to enter into this Agreement, and to carry out the transactions contemplated hereunder and thereunder.  The Company, and each of its subsidiaries, is qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would have, or could reasonably be expected to have, a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company has delivered to the Investor true, correct and complete copies of the Company’s Certificate of Incorporation (the “Certificate”) and the Company’s By-laws in effect on the date hereof.

3.2          Capitalization and Voting Rights.

(a)           The capital stock of the Company as of September 5, 2002 consisted of:

(i)             100,000,000 authorized shares of Common Stock, of which 58,130,029 shares are issued and outstanding

(ii)          10,000,000 authorized shares of Preferred Stock, of which zero shares are issued and outstanding

(b)           Except as set forth in the Company’s report on Form 10-K for the fiscal year ended June 30, 2001, the Company’s proxy statement for its 2001 annual general meeting of shareholders and the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2001, December 31, 2002, and March 31, 2001 (collectively, the “Company’s Public Filings”) or in Section 3.2 of the Schedule of Exceptions there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the

Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company; (ii) no restrictions on the transfer of capital stock of the Company imposed by the Certificate or By-laws of the Company, or any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws; and (iii) no cumulative voting rights for any of the Company’s capital stock.  The Company has, as of December 31, 2001, reserved up to Nineteen Million Seven Hundred Thirty Thousand (19,730,000) shares of its Common Stock for the issuance of Common Stock pursuant to the exercise of outstanding options and warrants or options to be granted in the future under its stock option and stock purchase plans listed on Section 3.2 of the Schedule of Exceptions.

(c)           Except as set forth in the Company’s Public Filings or in Section 3.2 of the Schedule of Exceptions, the Company is not a party to any agreement or understanding which affects or relates to, the voting of shares of capital stock of the Company or the giving of written consents by a shareholder or director of the Company.

3.3          Subsidiaries.  Except as set forth in the Company’s Public Filings or in Section 3.3 of the Schedule of Exceptions, the Company has never owned and does not presently own or control, directly or indirectly, any other corporation, association, or other business entity and has never owned or controlled and does not currently own or control, directly or indirectly, any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.  Each of the Company’s subsidiaries is duly organized and existing under the laws of its jurisdiction or organization and is in good standing under such laws.  None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation and in which failure to do so would have a Material Adverse Effect.

3.4          Authorization.  All corporate action on the part of the Company and its stockholders necessary, for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares to be sold hereunder, has been taken or will be taken prior to the Closing.  The Transaction Agreements have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights).  The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Company, will not:

(a)           violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, the violation of which would have a Material Adverse Effect;

(b)           conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, (ii) the Company’s Restated Certificate, or (iii) the By-laws of the Company; or

(c)           result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company.

3.5          Valid Issuance of Common Stock.

(a)           When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal or other similar rights imposed by the Company.

(b)           The outstanding shares of Common Stock are all duly authorized and validly issued, fully paid and nonassessable.

3.6          Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement, except for registration or qualification, or taking such action to secure exemption from such registration or qualification, of the Shares under applicable state or federal securities laws, which actions shall be taken, by and at the expense of the Company, on a timely basis as may be required.

3.7          Litigation.  Except as set forth in Section 3.7 of the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company which questions the validity of the Transaction Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated thereby, or which reasonably would be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing.  To the Company’s knowledge, there are no legal actions or investigations pending or threatened in writing involving the employment by or with the Company of any of the Company’s current or former employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any federal, state or local statute or common law relationship with the Company.  The Company is not a party to any order, writ, injunction; judgment or decree of any court that has had, or could reasonably be expected to have, a Material Adverse Effect.

3.8          Employees and Consultants.  Except as set forth in Section 3.8 of the Schedule of Exceptions:

(a)           To the Company’s knowledge; none of its employees is obligated under any contract (including licenses, covenants or contracts of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted.  Neither the execution nor delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated.

(b)           Each employee of, or consultant to, the Company, who has or is proposed to have access to confidential or proprietary information of the Company, is a signatory to, and is bound by, an agreement with the Company relating to nondisclosure, proprietary information and, with respect to employees, assignment of patent, copyright and other intellectual property rights.

(c)           To the knowledge of the Company, no employee of, or consultant to, the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement between such individual and the Company including, but not limited to, those matters relating to (i) the relationship of any such employee with the Company or to any other party as a result of the nature of the Company’s business as currently conducted, or (ii) unfair competition, trade secrets or proprietary information.

3.9          Patents and Trademarks.  The Company owns or possesses all rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Company’s Public Filings.  Except as set forth in the Company’s Public Filings or in Section 3.9 of the Schedule of Exceptions, The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity.  Compliance with Other Instruments.  The Company is not in violation or default of any provisions of the Restated Certificate or the Company’s By-laws or of any instrument, judgment, order, writ or decree.

3.10        Agreements; Action.

(a)           Except for agreements explicitly contemplated hereby and as set forth in the Company’s Public Filings or in Section 3.10 of the Schedule of Exceptions, there are no agreements, understandings, transactions or proposed transactions between the Company and any of its officers, directors, or affiliates, or any affiliate thereof of a nature required to be disclosed pursuant to the provisions of Regulation S-K.

(b)           Except as set forth in the Company’s Public Filings or in Section 3.10 of the Schedule of Exceptions, since December 31, 2001 the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

(c)           The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

(d)           The Company is in compliance in all material respects with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Company is a party or is subject (collectively, the “Obligations”), the lack of compliance with which could afford to any person the right to (i) accelerate any indebtedness or (ii) terminate any right or agreement of the Company, the termination of which would have a Material Adverse Effect.  To the Company’s knowledge, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations.

3.11        Title to Property and Assets.  The Company has good title to all of its assets, including all properties and assets reflected on its December 31, 2001 Balance Sheet, free and clear of all liens, claims, restrictions or encumbrances, except those assets disposed of since the date of such Balance Sheet in the ordinary course of business, none of which either alone or in the aggregate are material, either in nature or amount, to the business of the Company.  All machinery and equipment included in such properties which are material to the business of the Company are in good condition and repair, ordinary wear and tear excepted, and each lease of real or personal property to which the Company is a party is effective, affords the Company peaceful and undisturbed possession of the subject matter of the lease, and such lease is free of any liens, claims restrictions or encumbrances.  Each such lease constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the Company and, to the Company’s knowledge, the other respective parties thereto.  Except as provided in the Company’s Public Filings or in Section 3.11 of the Schedule of Exceptions; with respect to the property and assets it leases, the Company is in all respects in compliance with such leases, has not received notice of any allegations that it is in default thereunder in any respect and holds a valid leasehold interest free of any liens, claims or encumbrances.

3.12        Financial Statements.  The Company has delivered to the Investor (i) its report on Form 10-K for the year ended June 30, 2001 containing its audited Balance Sheets at June 30, 2000 and 2001 and its audited Statements of Operations, Statements of Shareholder’s Equity and Statements of Cash Flow for the years ended June 30, 1999, 2000 and 2001 (the “Audited Financial Statements”); and (ii) the unaudited financial statements appearing in the Company’s reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001 and March 31, 2002 (the “Unaudited Financial Statements”).  The Audited Financial Statements and the Unaudited Financial

Statements are collectively referred to as the “Financial Statements”.  The Financial Statements have been prepared in accordance with the United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and fairly present the financial condition and consistent operating results of the Company as of the dates, and for the periods, indicated therein, provided that the Unaudited Financial Statements may not contain complete footnote disclosure which would be required by GAAP and are subject to audit adjustments.  Since December 31, 2001, the Company has conducted its business in the ordinary course, and there has not been any material adverse change in the financial condition or operations of the Company.  Except as set forth in the Financial Statements and in the material agreements listed in Section 3.12 of the Schedule of Exceptions, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and consistently applies and will continue to maintain and consistently apply a standard system of accounting established and administered in accordance with GAAP.

Since June 30, 2000, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (“Company SEC Documents”).  As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case- of unaudited statements, to normal year-end audit adjustments).

3.13        Employee Benefit Plans.  To the Company’s knowledge, the Company is in compliance with applicable laws governing the Company’s “employee benefit plans” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, except where such failure to comply would not have a Material Adverse Effect.

3.14        Tax Returns, Payments and Elections.  The Company has filed all tax returns and reports as required, and within the time prescribed, by law, including without limitation, all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns or reports required to be filed by it.  These returns and reports are true and correct in all material respects.  The Company has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Company is subject and which are not currently due and payable.  The federal income tax returns of the Company have never been audited by the Internal Revenue Service, and the Company has not agreed to an extension of the statute of limitations with respect to any of its tax years.  Neither the Internal Revenue Service nor any other taxing authority is now asserting, nor is threatening in writing to assert, against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith; nor does such deficiency or claim or basis for such deficiency or claim exist.  The Company has not made any elections pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a Material Adverse Effect as the Company’s business is presently conducted or proposed to be conducted.

3.15        Insurance.  The Company has in full force and effect fire, casualty and liability insurance policies, with coverage, in the case of property insurance, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material properties or assets that might be damaged or destroyed, and in the case of casualty and liability insurance, in amounts customary and adequate for businesses similar to the business of the Company.

3.16        Labor Agreements and Actions.  The Company does not have any collective bargaining agreements covering any of its employees, nor is the Company bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened in writing, which could have a Material Adverse Effect (as the Company’s business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.  Offering.  Subject to the accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are: (i) in compliance with applicable federal and state securities laws; and (ii) exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply.

3.17        Environmental Matters.

(a)           To the Company’s knowledge, the Company is not in violation of any Environmental Law (as hereinafter defined) and to its knowledge, no material expenditures are or will be required in order to comply with any Environmental Law.  As used in this Agreement,

“Environmental Law” shall mean any applicable federal, state and local law, ordinance, rule or regulation that regulates, fixed liability for, or otherwise relates to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, actual Release (as hereinafter defined) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent.

(b)           The Company has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (hereinafter together defined as “Release”) any Hazardous Materials (as hereinafter defined) on, from or affecting any Property (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws and to the best of the Company’s knowledge and belief after due investigation, there is no threat of such Release.  As used herein, the term “Property” shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Company or as to which the Company now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any subsidiary of the Company may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such subsidiary or their predecessors, or because the Company or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities.  The term “Hazardous Materials” shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by Environmental Laws.

(c)           The Company has not received written notice that the Company is a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws.  The Company has not received any written requests for information in connection with any inquiry by any Governmental Authority (as hereinafter defined) concerning disposal sites or other environmental matters.  As used herein, “Governmental Authority” shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

(d)           The stockholders of the Company have had no control over, or authority with respect to, the waste disposal operations of the Company.

3.18        Permits and Other Rights; Compliance with Laws.  The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance in all material respects thereunder.  The Company is in compliance in all material respects with all laws and governmental rules and regulations applicable to its business, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety, except where the failure to comply would not have a Material Adverse Effect.

3.20        Corporate Records.  The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all material transactions of the Company accurately in all material respects.

3.21        Reliance.  The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor.  No representation or warranty by the Company in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to the Investor contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3.22        Real Property Holding Corporation.  The Company is not a United States real property holding corporation as defined in Section 897 of the Code.

4.             Representations and Warranties of the Investor.  UTStarcom hereby represents and warrants the following:

4.1          Authorization, Governmental Consents and Compliance with Other Instruments.  All corporate action on the part of the Investor necessary for the authorization, execution and delivery of the Transaction Agreements and the performance of all obligations of the Investor thereunder has been taken or will be taken prior to the Closing.  The Transaction Agreements constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except as such enforcement is limited by bankruptcy, insolvency and similar laws affecting creditor rights.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by the Transaction Agreements.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the Investor’s corporate charter or By-laws or any instrument, judgment, order, writ, decree or contract to which the Investor is a party or by which it is bound.

4.2          Purchase Entirely for Own Account.  By the Investor’s execution of this Agreement, the Investor hereby confirms that the Shares will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation, or otherwise distributing the Shares.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

4.3          Disclosure of Information.  The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement.

4.4          Investment Experience and Accredited Investor Status.  The Investor either (i) is an accredited investor (as defined in Regulation D promulgated under the Securities Act) or (ii) is not a United States Person as that term is defined in Regulation S of the Securities Act, as amended and is not acquiring the Common Shares for the account or benefit of any United States Person.  The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares hereunder.

4.5          Restricted Securities.  The Investor understands that the Shares, when issued, will be restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances, including pursuant to Regulation S and Rule 144 under the Securities Act.  In this connection, the Investor represents that it is familiar with Regulation S and Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Notwithstanding the provisions of this section, Company hereby agrees to register the subject securities pursuant to the terms and conditions contained in the Securities Registration terms And Conditions, which is attached hereto as Exhibit B, and incorporated into this Stock Purchase Agreement by reference thereto.

4.6          Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Investor further represents, warrants and agrees that it will not make any disposition of all or any portion of the Shares, except to an Affiliate, unless:

(a)           There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           The disposition is made pursuant to Rule 144 or Regulation S or similar provisions of federal securities laws as in effect from time to time; or

(c)           The Investor shall have notified the Company of the proposed disposition; and if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel; reasonably satisfactory tot the Company, that such disposition will not require registration of such Shares under the Securities Act.

(a)

4.7          Legends.  It is understood that the certificates evidencing the Shares will bear legends to the effect of the following:

“These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to Regulation S or Rule 144 of such Act.”

“The securities evidenced by this certificate are subject to restrictions on transfer set forth in an agreement between the original purchaser thereof and the corporation, a copy of which agreement is on file at the principal executive offices of the corporation.”

5.             Conditions to Closing of Investor.  The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing Date of the following conditions:

5.1          Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except that representations and warranties that speak as of a particular date shall be true and correct in all material respects as of such date.

5.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.  All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to the Investor and its counsel, and the Investor and its counsel shall have received copies (executed or certified, as may be appropriate) of all documents which the Investor or its counsel may reasonably have requested in connection with such transactions.

5.3          Compliance Certificate.  The Company shall have delivered to the Investor a certificate of the Company in the form of Exhibit B hereto, executed by the President and Chief Executive Officer of the Company or the Chief Financial Officer of the Company, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

5.4          Legal Opinion.  All legal matters incident to the purchase of the Shares shall be satisfactory to the Investor’s counsel and the Investor shall have received from Wilson, Sonsini, Goodrich & Rosati, P.C., counsel for the Company, such firm’s opinion addressed to the Investor and dated the date of the Closing, in form and substance satisfactory to counsel to the Investor.

5.5          Certification of Resolutions and Officers.  The Company shall have delivered to the Investor a certificate or certificates, dated the date of the Closing, of the Secretary of the Corporation certifying as to (a) the resolutions of the Company’s Board of Directors authorizing the execution and delivery of the Transaction Agreements, the issuance to the Investor of the Shares, the execution and delivery of such other documents and instruments as may be required by this Agreement, and the consummation of the transactions contemplated thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date and (b) the name and the signature of the officers of the, Company authorized to sign, as appropriate, the Transaction Agreements and the other documents and certificates to be delivered pursuant to this Agreement by either the Company or any of its officers.

5.6          Certification of No Material Adverse Change.  The Company shall have delivered to the Investor a certificate, dated the date of the Closing, of the Chief Financial Officer of the Corporation certifying that since December 31, 2001, there has not been any material adverse change in the financial condition or operations of the Company.

5.7          Stock Certificates.  The Company shall have delivered to the Investor a certificate or certificates representing the Shares purchased by the Investor on the Closing Date.

5.8          Confirmation Letter.  A letter shall have been issued and delivered by the Investor’s counsel that this agreement and other related agreements have been duly executed by the parties concerned in the agreed forms.

6.             Conditions to Closing of the Company.  The Company’s obligation to sell the Shares at the Closing is subject to the fulfillment as of the date of the following condition:

6.1          Representations and Warranties Correct.  The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all material respects as of the date of the Closing with the same force and effect as though such representations and warranties had been made on the Closing Date.

7.             Mutual Conditions of Closing.  The obligations of each of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

7.1          Qualifications.  All consents, permits, approvals, qualifications and registrations to be obtained or effected with any governmental authority, including, without limitation, necessary Blue Sky law permits and qualifications required by any state for the offer and sale to the investor of the Shares, shall have been obtained or effected.

7.2          Absence of Litigation.  There shall be no injunction, actions, suits, proceeding or investigations pending or currently threatened against the Company or the Investor which questions the validity of the Transaction Agreements or the right of the Company or the Investor to enter into such agreements, or to consummate the transactions contemplated thereby.

8.             Additional Covenants and Agreements.

8.1          Inspection of Books and Records.  The Company shall permit the Investor from time to time, at the Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8.1 to provide access to any information which it reasonably considers to be a trade secret or similar proprietary or confidential information.

8.2          Standstill.  The Investor shall not, at any time from and after the date hereof until the tenth anniversary of the Closing Date (the “Restricted Period”), acquire shares of Common Stock of the Company, or securities convertible into, exchangeable for or exercisable for, Common Stock of the Company such that the Investor would, at any time during the Restricted Period own in excess of 19.9% of the Total Voting Power (as defined below) of the Company’s securities.  For purposes hereof, the percentage of the Total Voting Power of the Company’s securities shall be determined by dividing (x) by (y) and expressing the resulting quotient as a percentage, where

(x) equals the number of shares of Common Stock of the Company held by the Investor and the number of shares of Common Stock of the Company issuable upon conversion, exercise or exchange of securities of the Company held by the Investor which are convertible into, exchangeable for or exercisable for Common Stock of the Company, either directly or indirectly; and

(y) equals the number of issued and outstanding shares of Common Stock of the Company.

In the event that Investor’s ownership at any time exceeds the limits set forth above, Investor shall be deemed, automatically and with no further action on the part of Investor, to have granted the Company’s Chairperson an irrevocable proxy to vote all shares of Company Common Stock held by Investor in excess of the foregoing limits in such manner as may be recommended by the Board of Directors of the Company with respect to any matter for which approval of the Company’s shareholders is sought.  The remedy set forth in the preceding sentence shall not be in lieu of, but shall be in addition to, any other remedies which Company may have at law or pursuant to this Agreement or otherwise for breach of this provision.

9.             Miscellaneous.

9.1          Survival of Warranties.  The warranties and representations of the Company and the Investor contained in this Agreement shall survive the closing until the first anniversary of the Closing Date.

9.2          Remedies.  In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this

Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

9.3          Successors and Assigns.  Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  This Agreement and the rights and duties of the Company set forth herein may be freely assigned, in whole or in part, upon the written consent of the Investor, which consent may not be unreasonably withheld.  Notwithstanding the foregoing sentence, the Company may assign this Agreement, and the rights and the duties of the Company set forth herein, to an entity or person which purchases all or substantially all of its assets or voting securities, so long as the successor agrees in writing to be bound by all of the terms this Agreement.

9.4          Entire Agreement.  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto; provided, however, that this Agreement is not intended to supersede the OEM Agreement or any other agreement not related to the purchase and sale of the Company’s securities between the Company and the Investor.

9.5          Governing Law and Consent to Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of California, U.S.A. (without regard to the conflict of law principles thereof).  Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts within the State of California, U.S.A. for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each of the parties agrees to commence any action, suit or proceeding relating hereto in the federal courts within the State of California, U.S.A. or if such suit, action or other proceeding may not be brought in such court for jurisdictional purposes, in the state courts within the State of California, U.S.A.

9.6          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.7          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.8          Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

9.9          Notices.  Unless otherwise provided, all notices, requests, consents and other communications hereunder to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or duly sent by first class registered or certified mail, or other courier service, postage prepaid, or telecopied with a confirmation copy by regular mail, and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:

To the Company:	Cal Hoagland, Chief Financial Officer
Interwave Communications International Ltd.
c/o Interwave Communications, Inc.
312 Constitution Drive
Menlo Park, CA 94025
Fax: 1-650-321-6570

With a copy to:	Robin E. Foor, Esq.
Vice President and General Counsel
Interwave Communications, Inc.
312 Constitution Drive
Menlo Park, CA 94025
Fax: 1-650 321-6381

To the Investor:	Michael Sophie
Vice President and Chief Financial Officer
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, CA 94502
Fax: 1-510-

All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of sending by international overnight courier service, on the fifth business day following the date of such sending by international overnight courier service fully prepaid; and (c) in the case of facsimile transmission, when confirmed by facsimile machine report.

9.10        Finder’s Fee.  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.11        Expenses.  Each party shall pay its own fees and expenses with respect to this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this

Agreement or the Research and Collaboration Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.12        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

9.13        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.14        Confidentiality and Publicity.  Neither the Company nor the Investor will disclose to any person (other than its attorneys, accountants, employees, officers, and directors) the existence or terms of this Agreement or any of the transactions contemplated hereby without the prior written consent of the other party, except as may, in the reasonable opinion of such party’s counsel, be required by law (in which event the disclosing party will first consult with the other party with respect to such disclosure).  Except to the extent public disclosure is required by law, the Company and the Investor will consult and reach agreement with one another as to the form and substance of any press release or any other public disclosure of the existence or terms of this Agreement or the transactions contemplated hereby prior to issuing any such press release or making any such public disclosure.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above Written.

UTSTARCOM, INC.

By:	/s/ HONG LU
Name:	Hong Lu
Title:	Chief Executive Officer

INTERWAVE COMMUNICATIONS
INTERNATIONAL LTD.

By:	/s/ PRISCILLA LU
Name:	Priscilla Lu
Title:	Chief Executive Officer

Exhibit A

Stock Purchase Agreement

UTStarcom, Inc. and interWAVE Communications

[***]

Schedule of Exceptions

UTStarcom, Inc. and

interWAVE Communications International, Ltd.

Stock Purchase Agreement

September 27, 2002

[***]

1

EXHIBIT B - SECURITIES REGISTRATION TERMS AND CONDITIONS

1.             Form D Filing; Registration; Compliance with the Securities Act, Covenants.

1.1.1        Registration Statement; Expenses.  The Company shall:

(a)           file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

(b)           as soon as practicable after the Closing Date, but in no event later than the [***] day following the Closing Date, prepare and file with the Commission a Registration Statement on Form F-3 relating to the sale of the Shares by the Purchaser from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company’s Common Stock is then traded) or in privately negotiated transactions (the “Registration Statement”);

(c)           provide to the Purchaser any information required to permit the sale of the Shares under rule 144A of the Securities Act;

(d)           subject to receipt of necessary information from the Purchaser, use its best efforts to cause the Commission to notify the Company of the Commission’s willingness to declare the Registration Statement effective on or before 90 days after the Closing Date;

(e)           notify Purchaser promptly upon the Registration Statement, or any post-effective amendment thereto, being declared effective by the Commission;

(f)            prepare and file with the Commission such, amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 1.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) one year after the effective date of the Registration Statement, (ii) the date on which the Shares may be resold by the Purchaser without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

(g)           promptly furnish to the Purchaser with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

(h)           during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act, to the extent such requirements are applicable to the Company, within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

(i)            file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

(j)            bear [***] expenses in connection with the procedures in paragraphs (a) through (f) of this Section 1.1.1 and the registration of the Shares pursuant to the Registration Statement, including fees and expenses (whether external or internal) of up to [***] of the Purchaser, but not including any fees and expenses of any other advisers to the Purchaser or brokerage fees and commissions incurred by the Purchaser.

1.1.2        Delay in Effectiveness of Registration Statement.  [***]

1.2           Transfer of Shares After Registration.  The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

1.3           Indemnification.  For the purpose of this Section 1.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 1.1.

1.3.1        Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law, and will reimburse the Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 1.2 of this Agreement respecting resale of the Shares, or (iii) the inaccuracy of any representations made by the Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

1.3.2        Indemnification by the Purchaser.  The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling persona may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Purchaser to comply with the covenants and agreements contained in Section 1.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by the Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

1.3.3        Indemnification Procedure.

(a)           Promptly after receipt by an indemnified party under this Section 1.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 1.3 or to the extent it is not prejudiced as a result of such failure:

(b)           In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless;

(i)    the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

(ii)   the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 1.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of gross proceeds received by the Purchaser from the sale of the Shares.

1.3.4        Contribution.  If the indemnification provided for in this Section 1.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 1.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

(a)           in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or

(b)           if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or. inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on, the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to’ the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim,. The provisions set forth in Section 1.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 1.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 1.3 for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 1.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 1.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser’ obligations to contribute pursuant to this Section 1.3 are several and not joint.

1.4           Termination of Conditions and Obligations.  The restrictions imposed by this Section 1 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon [***] or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

1.5           Information Available.  So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser;

(a)           as soon as practicable after available (but in the case of the Company’s Annual Report to Stockholders, within [***] after the end of each fiscal year of the Company), one copy of

(i)    its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

(ii)   if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K;

(iii)  if not included in substance in its Quarterly Reports to Stockholders, its quarterly reports on Form 10-Q; and

(iv)  a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

(v)   upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

1.6           Rule 144 Information.  For two years after the date of this Agreement, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchaser to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

1.7           Consultation Prior to the Issuance of Certain Securities.  The Company shall not sell or issue shares of Common Stock or any other security of the Company convertible, exercisable or exchangeable into shares of Common Stock, for a purchase, conversion, exercise or exchange price per share which is subject to adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock, without first consulting the Purchaser immediately prior to the approval by the Company’s Board of Directors of such sale or issuance; provided, however, that (i) the Company’s obligation to enter into such consultations with the Purchaser shall be subject to the Purchaser entering into a nondisclosure agreement in form and substance appropriate for transactions of this nature, (ii) nothing in this Section 1.7 shall prohibit the Company from consummating any such transaction provided that it has complied with the consultation provisions hereof and (iii) the provisions of this Section 1.7 shall not be applicable to transactions that are not effected for the purpose of raising capital.

Compliance Certificate

UTStarcom, Inc. and

interWAVE Communications International, Ltd.

Stock Purchase Agreement

September 27, 2002

                                                                                                                                                September 27, 2002

I, Priscilla Lu, Chief Executive Officer of interWAVE Communications International, Ltd. (“interWAVE”), certify as follows, as to the Stock Purchase Agreement of September 27, 2002 between UTStarcom, Inc. and interWAVE:

1.                                      Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 of the Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except that representations and warranties that speak as of a particular date are true and correct in all material respects as of such date.

2.                                      Covenants.  All covenants, agreements and conditions contained in the Agreement to be performed by the Company on or prior to the Closing Date have been performed or complied with in all material respects. All proceedings to have been taken and all waivers. and consents to be obtained in connection with the transactions contemplated by this Agreement have been taken. or obtained.

I certify that the foregoing is true and correct.

INTERWAVE COMMUNICATIONS
INTERNATIONAL, LTD.

/s/ PRISCILLA LU
Priscilla Lu
Chief Executive Officer

Section 5.4

Certification of Resolutions and Officers

UTStarcom, Inc.

September 27, 2002

I, Robin E. Foor, Secretary of interWAVE Communications International, Ltd. (the “Company”), certify that:

(a) the Board of Directors of the Company has adopted resolutions duly authorizing the execution and delivery of the Agreement, the issuance to the Investor of the Shares, the execution and delivery of such other documents and instruments as may be required by the Agreement, and the consummation of the transactions contemplated thereby, and such resolutions were duly adopted and have not been rescinded or amended as of this date, and

(b) Priscilla Lu, Chief Executive Officer, is authorized to sign, as appropriate, the Agreement and the other documents and certificates to be delivered pursuant to this Agreement by either the Company or any of its officers, and her signature appears on the Agreement.

I certify that the foregoing is true and correct.

INTERWAVE COMMUNICATIONS
INTERNATIONAL, LTD.

/s/ ROBIN E. FOOR
Robin E. Foor
Secretary

Section 5.6

Certification of No Material Adverse Change

UTStarcom - interWAVE Amendment to OEM Agreement

September 27, 2002

I, Cal Hoagland, Chief Financial Officer of interWAVE Communications International, Ltd. (the “Company”) represent, to the best of my knowledge and belief, that since June 30, 2002, there has not been any material adverse change in the financial position or results of operations of the Company other than that described in Section 3.12 of the Stock Purchase Agreement and in the Schedule of Exceptions.

INTERWAVE COMMUNICATIONS
INTERNATIONAL, LTD.

/s/ CAL HOAGLAND
Cal Hoagland
Chief Financial Officer

Exhibit B

Specifications - Statement of Work

UTStarcom - interWAVE Amendment to OEM Agreement

September 27, 2002

                The parties will meet upon signing of the Amendment to OEM Agreement to develop a detailed written Statement of Work (“SOW”), and a written Product Specification from the SOW.  The SOW shall include the following:

[***]

                The parties will send people from [***] and from [***] to develop the written SOW.

                Each party will appoint a project manager as the single point of contact for the project.

                [***] will be the project manager for interWAVE.

                A preliminary SOW is attached and will be superceded by the SOW created.

Exhibit C

Delivery Schedule

UTStarcom - interWAVE Amendment to OEM Agreement

September 27, 2002 (= Amendment Effective Date)

The parties shall complete the Statement of Work and interWAVE shall develop the interface between the UTSI iPAS, using a third party media gateway, as follows:

Development Milestones

[***] - Milestones	Completion Date

[***]

UTStarcom must provide [***] to work [***] on the project.

interWAVE/GBase will staff the project with [***].

UTStarcom must provide [***] for the project by [***].

                Development will begin, and all completion dates are measured from [***]

Development will proceed in parallel to the preparation of the detailed written Statement of Work and the written Product Specification, to be completed by [***].

The development schedule for an alternative path shall be defined by the Statement Work.

PREFERRED ESCROW AGREEMENT

Account Number ____________________

This agreement (“Agreement”) is effective September 27, 2002 among DSI Technology Escrow Services, Inc. (“DSI”), Interwave Communications International, Ltd. (“Depositor”) and UTStarcom, Inc. (“Preferred Beneficiary”), who collectively may be referred to in this Agreement as the parties (“Parties”).

A.            Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as “the License Agreement”).

B.            Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C.            The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D.            Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E.             The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 — DEPOSITS

1.1           Obligation to Make Deposit. Upon the completion of the development agreed to by the parities in the September 27, 2002 Amendment to the OEM Agreement between UTStarcom and Interwave Communications International, Ltd. (the “License Agreement”), Depositor shall deliver to DSI the proprietary technology and other materials (“Deposit Materials”) required to be deposited pursuant to the terms and conditions of the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2           Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

1.3           Deposit Inspection. When DSI receives the Deposit Materials and Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit B.  In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4           Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI’s acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary’s notice that the Deposit Materials have been received and accepted by DSI.

1.5           Depositor’s Representations. Depositor represents as follows:

a.                                       Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b.                                      With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

c.                                       The Deposit Materials are not subject to any lien or other encumbrance;

d.                                      The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

e.                                       The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6           Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary’s expense, to cause a verification of any Deposit Materials. Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary’s request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI’s election an independent person or company selected and supervised by DSI, may perform the verification.

1.7           Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within [***] of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and Depositor shall sign the new Exhibit B. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8           Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 — CONFIDENTIALITY AND RECORD KEEPING

2.1           Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI and Preferred Beneficiary shall not disclose the content or existence of this Agreement to any third party unless having been agreed to by all parties in writing. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal. (See Section 7.5 below for notices of requested orders.)

2.2           Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history [***]. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3           Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3 — GRANT OF RIGHTS TO DSI

3.1           Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2           Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3           Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4 — RELEASE OF DEPOSIT

4.1           Release Conditions. As used in this Agreement, “Release Condition” shall mean the following:

a.                                       Depositor’s failure to carry out a material obligation imposed on it pursuant to the License Agreement, after [***] written notice and opportunity to cure; or

b.                                      Depositor’s appointment of a receiver, execution of an assignment for the benefit of creditors, going into liquidation in bankruptcy, or ceasing to operate its business for a period of [***].

Where any dispute arises over the meaning and interpretation of the term “Release Condition” as applied to the terms and conditions of the License Agreement, the matter shall be submitted to arbitration before a retired judge at Judicial Arbitration and Mediation Service (“JAMS”) in San Francisco, California under the JAMS Rules.

4.2           Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

4.3           Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have [***] to deliver to DSI contrary instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions; DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.3 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.3; or (c) order of a court.

4.4           Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

4.5           Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

ARTICLE 5 — TERM AND TERMINATION

5.1           Term of Agreement. The initial term of this Agreement is for a period of [***]. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) DSI instructs Depositor and Preferred Beneficiary in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, [***] to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2           Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3           Termination by Resignation. DSI reserves the right to terminate this Agreement, for any reason, by providing Depositor and Preferred Beneficiary with [***] written notice of its intent to terminate this Agreement. Within the [***], the Depositor and Preferred Beneficiary may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within [***] of the date of DSI’s written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Section 5.4.

5.4           Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor’s instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.5           Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

a.                                       Depositor’s Representations (Section 1.5);

b.                                      The obligations of confidentiality with respect to the Deposit Materials;

c.                                       The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

d.                                      The obligation to pay DSI any fees and expenses due;

e.                                       The provisions of Article 7; and

f.                                         Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

ARTICLE 6 — DSI’S FEES

6.1           Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI’s fees [***] prior to any increase in fees. For any service not listed on DSI’s standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2           Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

ARTICLE 7 — LIABILITY AND DISPUTES

7.1           Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2           Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney’s fees and other liabilities (“Liabilities”) incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.

7.3           Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4           Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5           Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

a.                                       Give DSI at least [***] prior notice of the hearing;

b.                                      Include in any such order that, as a precondition to DSI’s obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c.                                       Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8 — GENERAL PROVISIONS

8.1           Entire Agreement. This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI’s only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2           Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3           Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4           Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5           Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement,

Interwave Communications International, Ltd.		UTStarcom, Inc.
Depositor		Preferred Beneficiary

By:	/s/ PRISCILA LU	By:	/s/ HONG LU

Name:	Priscilla Lu	Name:	Hong Lu

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	September 27, 2002	Date:	September 27, 2002

DSI Technology Escrow Services, Inc.

By:	/s/ Grant Jones

Name:	Grant Jones

Title:	Regional Sales Manager

Date:	November 4, 2002

EXHIBIT A

MATERIALS TO BE DEPOSITED

Account Number ____________________

Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

[***]

Interwave Communications International, Ltd.		UTStarcom, Inc.
Depositor		Preferred Beneficiary

By:	/s/ PRISCILA LU	By:	/s/ Hong Lu

Name:	Priscilla Lu	Name:	Hong Lu

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	September 27, 2002	Date:	September 27, 2002

EXHIBIT B

DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name: interWAVE Communications International, Ltd.

Account Number

Product Name:              [***]
(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity	Media Type & Size	Label Description of Each Separate Item
Disk 3.5” or _____
DAT tape _____mm
CD-ROM
Data cartridge tape _____
TK 70 or _____ tape
Magnetic tape _____
Documentation
Other____________________

PRODUCT DESCRIPTION:
Environment

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name	Version
Hardware required
Software required
Other required information

I certify for Depositor that the above described Deposit Materials have been transmitted to DSI:	DSI has inspected and accepted the above materials (any exceptions are noted above):

Signature	Signature

Print Name	Print Name

Date	Date Accepted
Exhibit B#

Send materials to: [***]

EXHIBIT C

DESIGNATED CONTACT

Account Number ____________________

Notices, deposit material returns and communications to Depositor should be addressed to:		Invoices to Depositor should be addressed to:

Company Name:	Interwave Advanced	Robin Foor
	Communications, Inc.	Vice President and General Counsel
Address:	420 Widget Lane	Interwave Communications, Inc.
	Walnut Creek, CA 94598	312 Constitution Drive,
Menlo Park, CA 94025
Designated Contact: Kiomars Anvari		Tel 650-838-2168
Telephone: 925-287-4441		Contact:	Febi Herrera 650-838-2212
Facsimile: 925-935-8597
E-mail: anvarik@gbasecom.com		P.O.#, if required:
Verification Contact: Bob Nakata		E-mail:	rfoor@iwv.com faquino@iwv.com
650-838-2054

Notices and communications to Preferred Beneficiary should be addressed to:		Invoices to Preferred Beneficiary should be addressed to:

Company Name:	UTStarcom, Inc.	Same
Address:	1275 Harbor Bay Parkway
Alameda, CA 94502

Designated Contact:	Russell Boltwood	Contact:
Telephone:	(510) 864-8800
Facsimile:	(510) 864-8802	P.O.#, if required:
E-mail:	Russell@utstar.com	E-mail:

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and notices to DSI should be addressed to:		Invoice inquiries and fee remittances to DSI should be addressed to:

DSI Technology Escrow Services, Inc. Contract Administration 9265 Sky Park Court, Suite 202 San Diego, CA 92123		DSI Technology Escrow Services, Inc. PO Box 45156 San Francisco, CA 94145-0156
Telephone: (858) 499-1600 Facsimile: (858) 694-1919 E-mail: ca@dsiescrow.com		(858) 499-1636 (848) 499-1637
Date: